UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

Build-A-Bear Workshop, Inc.
-------------------------------------------------
(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

(314) 423-8000
------------------------------------------
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2024, Build-A-Bear Workshop, Inc. (the “Company”) announced that it had appointed David Henderson, 52, as Chief Revenue Officer, effective as of September 16, 2024.

Over two decades, Mr. Henderson has developed a rich background serving in roles of increasing responsibility across the toy, consumer products and entertainment industries including most recently serving as the Chief Commercial Officer of Melissa & Doug, LLC from May 2020 until May 2024. Additionally, from March 2019 until April 2020, he was President and General Manager-Global of Baby Gear at Newell Brands Inc. Prior to that, during over almost 18 years at Hasbro, Inc., Mr. Henderson expanded his experience though various leadership positions, ultimately holding the office of Senior Vice President Consumer Products/Licensing North America.

The Company and Mr. Henderson have entered into an Employment, Confidentiality and Noncompete Agreement (“Agreement”) effective as of September 16, 2024 with an initial term of three years from the effective date, renewing year-to-year thereafter unless terminated in accordance with the terms of the Agreement. Under the Agreement, and in accordance with the terms and conditions included in the Agreement, Mr. Henderson will receive an annual base salary of not less than $475,000, to be reviewed annually; will be eligible for an annual bonus with a target value equal to no less than 50% of his earned annual base salary, payable in cash, stock, or a combination of the two; will be eligible to receive equity or other awards under the Company’s Amended and Restated 2020 Omnibus Incentive Plan (or any successor plan) (the “Omnibus Plan”); and will receive a signing bonus of $25,000. Mr. Henderson will also be eligible to participate in the Company’s health and other welfare benefits as may be offered from time to time to other similarly situated employees, including relocation assistance and participation in the Company’s 401(k) plan with Company match.

The Agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the Agreement) or without cause. Mr. Henderson may terminate the Agreement with or without good reason (as defined in the Agreement). Mr. Henderson is entitled to certain salary continuation and/or lump sum payments if the Company terminates his employment upon his death, disability or without cause, or if Mr. Henderson terminates his employment for good reason, in accordance with the terms set forth in the Agreement and dependent on the event of termination. In the case of any termination of his employment, Mr. Henderson is entitled to a lump sum payment equivalent to 18 months of the continuation of certain health and welfare benefits.

Mr. Henderson is also subject to non-competition, non-solicitation, non-disparagement, and confidentiality provisions included in the Agreement.

The foregoing summary of Mr. Henderson’s Agreement is qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Effective September 16, 2024, the Compensation and Development Committee (the “Committee”) of the Board of Directors approved Mr. Henderson’s 2024 annual cash bonus program award under the Omnibus Plan with a target value of 50% of his full 2024 salary rate of $475,000. Also effective September 16, 2024, the Committee awarded Mr. Henderson a 2024 long-term incentive program award under the Omnibus Plan with a target market value of $132,632 (pro-rated based on a full year value of $350,000), 50% of which will be issued in the form of time-based restricted stock (that vests pro-ratably over three years) and 50% of which will be issued in the form of three-year performance-based restricted stock. The number of shares of common stock awarded will be calculated based on the closing price of the Company’s common stock on September 16, 2024 as listed on the New York Stock Exchange. Mr. Henderson’s annual cash bonus program award and long-term incentive program award are subject to the terms of the Omnibus Plan and will be earned and payable upon the satisfaction of the same performance objectives and conditions applicable to the 2024 cash bonus program awards and long-term incentive program awards granted to the Company’s other non-CEO executive officers. Furthermore, Mr. Henderson’s time-based and performance-based restricted stock will be subject to the terms of the Restricted Stock Agreement entered into by Mr. Henderson and the Company in connection with the award grant. Finally, Mr. Henderson’s annual cash bonus program award and three-year performance-based restricted stock award are subject to the Company’s Clawback Policy. A description of these performance objectives and conditions, description of the Company’s cash bonus program, and summary of the terms of the Restricted Stock Agreement are set forth under Item 5.02 of the Form 8-K filed with the U.S. Securities and Exchange Commission by the Company on April 19, 2024, which disclosure and exhibits are incorporated herein by reference.

There are no arrangements between Mr. Henderson and any other persons pursuant to which he was appointed to serve as the Company’s Chief Revenue Officer. There are no family relationships between Mr. Henderson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 12, 2024, the Company issued a press release announcing Mr. Henderson’s appointment. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment, Confidentiality and Noncompete Agreement, effective as of September 16, 2024 by and between David Henderson and Build-A-Bear Workshop, Inc.

99.1	Press Release dated September 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: September 12, 2024	By:	/s/ Eric R. Fencl
	Name:	Eric R. Fencl
Title: Chief Administrative Officer, General Counsel & Secretary

4